EXHIBIT 23.4

LETTER OF CONSENT

To:    United States Securities and Exchange Commission

Re:    Shell Canada Limited (“Shell Canada”)
     Registration of Form S-8

I hereby consent to the use of and reference to my name and reserves evaluation report, and the inclusion and incorporation by reference of information derived from my report evaluating Shell Canada’s reserves data and related information for the year ended December 31, 2004, in the registration statement on Form S-8 of Shell Canada.

/s/ Allen G. Vanderputten
Allen G. Vanderputten
Chief Mining Engineer

Dated: July 29, 2005
Calgary, Alberta